Exhibit 10.7
AMENDED AND RESTATED
CHANGE IN CONTROL AGREEMENT
BETWEEN QUANEX CORPORATION
AND
This Agreement between Quanex Corporation, a Delaware corporation (the “Company”), and                      (the “Executive”) is effective as of                     . Certain capitalized terms used herein are defined in Section 21.
W I T N E S S E T H:
Whereas, the Company considers it to be in the best interests of its stockholders to encourage the continued employment of certain key employees of the Company notwithstanding the possibility, threat or occurrence of a Change in Control of the Company (as that phrase is defined in Section 2); and
Whereas, the Executive is a key employee of the Company; and
Whereas, the Company believes that the possibility of the occurrence of a Change in Control of the Company may result in the termination by the Executive of the Executive’s employment by the Company or in the distraction of the Executive from the performance of his duties to the Company, in either case to the detriment of the Company and its stockholders; and
Whereas, the Company previously recognized that the Executive could suffer adverse financial and professional consequences if a Change in Control of the Company were to occur and entered into this Agreement to protect the Executive if a Change in Control of the Company occurs;
Whereas, under current Internal Revenue Service guidance, the Agreement is subject to section 409A of the Internal Revenue Code of 1986, as amended by the American Jobs Creation Act of 2004 (“Section 409A”);
Whereas, the Company and the Executive have determined that the Agreement should be amended to comply with Section 409A and the guidance promulgated thereunder;
Now, Therefore, the parties agree that the Agreement is hereby amended and restated, effective as stated above, as follows:
Section 1. Other Employment Arrangements.
(a) Except as specified below in this paragraph, this Agreement does not affect the Executive’s existing or future employment arrangements with the Company unless a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement. The Executive’s employment with the Company shall continue to be governed by the Executive’s existing or future employment agreements with the Company, if any, or, in the absence of any employment agreement, shall continue to be at the will of the Board of Directors or, if the Executive is not an officer of the Company at the time of the termination of the Executive’s employment with the Company, the will of the Chief Executive Officer of the Company, except that if (i) a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement, and (ii) the Executive’s employment with the Company is terminated (whether by the Executive or the Company or automatically as provided in Section 3) after the occurrence of that Change in Control of the Company, then the Executive shall be entitled to receive certain benefits as provided in this Agreement.

(b) Notwithstanding anything contained in this Agreement to the contrary, if following the commencement of any discussion with a third person that ultimately results in a Change in Control of the Company, (i) the Executive’s employment with the Company is terminated, (ii) the Executive is removed from any material duties or position with the Company, (iii) the Executive’s Base Salary is reduced, or (iv) the Executive’s annual bonus is reduced to an amount less than the Benchmark Bonus, then for all purposes of this Agreement, such Change in Control of the Company shall be deemed to have occurred on the date immediately prior to the date of such termination, removal, or reduction.
(c) Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any plan, program, policy or practice of or provided by the Company or any of its Affiliates and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its Affiliates. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, program, policy or practice of or provided by, or any contract or agreement with, the Company or any of its Affiliates at or subsequent to the date of termination of the Executive’s employment with the Company shall be payable or otherwise provided in accordance with such plan, program, policy or practice or contract or agreement except as explicitly modified by this Agreement.
Section 2. Change in Control of the Company. For purposes of this Agreement, a “Change in Control of the Company” shall mean the occurrence of any of the following after the Effective Date:
(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “ Covered Person”) of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of the common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a) of this Section 2, the following acquisitions shall not constitute a Change in Control of the Company: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2; or
(b) individuals who, as of the Effective Date, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Board; or
(c) the consummation of (xx) a reorganization, merger or consolidation or sale of the Company, or (yy) a disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, direct or indirectly, more than 80 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination, were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Section 3. Term of This Agreement. The term of this Agreement shall begin on the Effective Date and, unless automatically extended pursuant to the second sentence of this Section 3, shall expire on the first to occur of:
(i) the Executive’s death or the Executive’s Disability, which events shall also be deemed automatically to terminate Executive’s employment by the Company;
(ii) the termination by the Executive or the Company of the Executive’s employment by the Company; or
(iii) the end of the last day (the “Expiration Date”) of:
(x) the three-year period beginning on the Effective Date (or any period for which the term of this Agreement shall have been automatically extended pursuant to the second sentence of this Section 3) if no Change in Control of the Company shall have occurred during that three-year period (or any period for which the term of this Agreement shall have been automatically extended pursuant to the second sentence of this Section 3); or
(y) if one or more Changes in Control of the Company shall have occurred during the three-year period beginning on the Effective Date (or any period for which the term of this Agreement shall have been automatically extended pursuant to the second sentence of this Section 3), the three-year period beginning on the date on which the last Change in Control of the Company occurred.
If (i) the term of this Agreement shall not have expired as a result of the occurrence of one of the events described in clause (i) or (ii) of the immediately preceding sentence, and (ii) the Company shall not have given notice to the Executive at least ninety (90) days before the Expiration Date that the term of this Agreement will expire on the Expiration Date, then the term of this Agreement shall be automatically extended for successive one-year periods (the first such period to begin on the day immediately following the Expiration Date) unless the Company shall have given notice to the Executive at least ninety (90) days before the end of any one-year period for which the term of this Agreement shall have been automatically extended that such term will expire at the end of that one-year period. The expiration of the term of this Agreement shall not terminate this Agreement itself or affect the right of the Executive or the Executive’s legal representatives to enforce the payment of any amount or other benefit to which the Executive was entitled before the expiration of the term of this Agreement or to which the Executive became entitled as a result of the event (including the termination, whether by the Executive or the Company or automatically as provided in this Section 3, of the Executive’s employment by the Company) that caused the term of this Agreement to expire.

Section 4. Event of Termination for Cause. An “Event of Termination for Cause“shall have occurred if, after a Change in Control of the Company, the Executive shall have committed:
(i) gross negligence or willful misconduct in connection with his duties or in the course of his employment with the Company;
(ii) an act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company;
(iii) intentional wrongful damage to property of the Company;
(iv) intentional wrongful disclosure of secret processes or confidential information of the Company; or
(v) an act leading to a conviction of a felony or a misdemeanor involving moral turpitude.
For purposes of this Agreement, no act, or failure to act, on the part of the Executive shall be deemed “intentional“if it was due primarily to an error in judgment or negligence, but shall be deemed “intentional” only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated as a result of an “Event of Termination for Cause” hereunder unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board of Directors then in office at a meeting of the Board of Directors called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board of Directors), finding that, in the good faith opinion of the Board of Directors, the Executive had committed an act set forth above in this Section 4 and specifying the particulars thereof in detail. Nothing herein shall limit the right of the Executive or his legal representatives to contest the validity or propriety of any such determination.
Section 5. An Event of Termination for Good Reason. An “Event of Termination for Good Reason” shall mean the occurrence of any of the following on or after a Change in Control of the Company:
(i) the Company or the Successor assigns to the Executive any duties inconsistent with the Executive’s position (including offices, titles and reporting requirements), authority, duties or responsibilities with the Company in effect immediately before the occurrence of the first Change in Control of the Company or otherwise make any change in any such position, authority, duties or responsibilities;

(ii) the Company or the Successor removes the Executive from, or fails to re-elect or appoint the Executive to, any duties or position with the Company that were assigned or held by the Executive immediately before the occurrence of the first Change in Control of the Company, except that a nominal change in the Executive’s title that is merely descriptive and does not affect rank or status shall not constitute such an event;
(iii) the Company or the Successor takes any other action that results in a material diminution in such position, authority, duties or responsibilities or otherwise take any action that materially interferes therewith;
(iv) the Company or the Successor reduces the Executive’s annual base salary as in effect immediately before the occurrence of the first Change in Control of the Company or as the Executive’s annual base salary may be increased from time to time after that occurrence (the “Base Salary”);
(v) the Company or the Successor reduces the Executive’s annual bonus (x) to an amount less than $                     at any time on or prior to the third anniversary of the Effective Date, or (y) to an amount less than the average of the two annual bonuses earned by such Executive with respect to the two preceding years at any time after the third anniversary of the Effective Date (the amount determined pursuant to clause (x) or (y), as applicable, is referred to herein as the “Benchmark Bonus”);
(vi) the Company or the Successor relocates the Executive’s principal office outside of the portion of the metropolitan area of the City of Houston, Texas that is located within the highway known as “Beltway 8”;
(vii) the Company or the Successor fails to (x) continue in effect any bonus, incentive, profit sharing, performance, savings, retirement or pension policy, plan, program or arrangement (such policies, plans, programs and arrangements collectively being referred to herein as “Basic Benefit Plans”), including, but not limited to, any deferred compensation, supplemental executive retirement or other retirement income, stock option, stock purchase, stock appreciation, or similar policy, plan, program or arrangement of the Company, in which the Executive was a participant immediately before the occurrence of the first Change in Control of the Company, or any substitute plan adopted by the Board of Directors and in which the Executive was a participant immediately before the occurrence of the last Change in Control of the Company, unless an equitable and reasonably comparable arrangement (embodied in a substitute or alternative benefit or plan) shall have been made with respect to such Basic Benefit Plan promptly following the occurrence of the last Change in Control of the Company, or (y) continue the Executive’s participation in any Basic Benefit Plan (or any substitute or alternative plan) on substantially the same basis, both in terms of the amount of benefits provided to the Executive (which are in any event always subject to the terms of any applicable Basic Benefit Plan) and the level of the Executive’s participation relative to other participants, as existed immediately before the occurrence of the first Change in Control of the Company;
(viii) the Company or the Successor fails to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company’s other Executive benefit plans, policies, programs and arrangements, including, but not limited to, life insurance, medical, dental, health, hospital, accident or disability plans, in which the Executive was a participant immediately before the occurrence of the first Change in Control of the Company;

(ix) the Company or the Successor takes any action that would directly or indirectly materially reduce any other non-contractual benefits that were provided to the Executive by the Company immediately before the occurrence of the first Change in Control of the Company or deprive the Executive of any material fringe benefit enjoyed by the Executive immediately before the occurrence of the first Change in Control of the Company;
(x) the Company or the Successor fails to provide the Executive with the number of paid vacation days to which the Executive was entitled in accordance with the Company’s vacation policy in effect immediately before the occurrence of the first Change in Control of the Company;
(xi) the Company or the Successor fails to continue to provide the Executive with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) (y) that are both commensurate with Executive’s responsibilities to and position with the Company immediately before the occurrence of the first Change in Control of the Company and not materially dissimilar to the office space, related facilities and support personnel provided to other Executives of the Company having comparable responsibility to the Executive, or (z) that are physically located at the Company’s principal executive offices;
(xii) the Company or the Successor requires the Executive to perform a majority of his duties outside the Company’s principal executive offices for a period of more than 21 consecutive days or for more than 90 days in any calendar year;
(xiii) the Company or the Successor fails to honor any provision of any employment agreement Executive has or may in the future have with the Company or fail to honor any provision of this Agreement;
(xiv) the Company or the Successor gives effective notice of an election to terminate at the end of the term or extended the term of any employment agreement Executive has or may in the future have with the Company or the Successor in accordance with the terms of any such agreement; or
(xv) the Company or the Successor purports to terminate the Executive’s employment by the Company unless notice of that termination shall have been given to the Executive pursuant to, and that notice shall meet the requirements of, Section 6.
Section 6. Notice of Termination. If a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement, any subsequent termination by the Executive or the Company of the Executive’s employment by the Company, or any determination of the Executive’s Disability, shall be communicated by notice to the other party that shall indicate the specific paragraph of Section 7 pursuant to which the Executive is to receive benefits as a result of the termination. If the notice states that the Executive’s employment by the Company has been automatically terminated as a result of the Executive’s Disability, the notice shall (i) specifically describe the basis for the determination of the Executive’s Disability, and (ii) state the date of the determination of the Executive’s Disability, which date shall be not more than ten (10) days before the date such notice is given. If the notice is from the Company and states that the Executive’s employment by the Company is terminated by the Company as a result of the occurrence of an Event of Termination for Cause, the notice shall specifically describe the action or inaction of the Executive that the Company believes constitutes an Event of Termination for Cause and shall be accompanied by a copy of the resolution satisfying Section 4. If the notice is from the Executive and states that the Executive’s employment by the Company is terminated by the Executive as a result of the occurrence of an Event of Termination for Good Reason, the notice shall specifically describe the action or inaction of the Company that the Executive believes constitutes an Event of Termination for Good Reason. Each notice given pursuant to this Section 6 (other than a notice stating that the Executive’s employment by the Company has been automatically terminated as a result of the Executive’s Disability) shall state a date, which shall be not fewer than thirty (30) days nor more than sixty (60) days after the date such notice is given, on which the termination of the Executive’s employment by the Company is effective. The date so stated in accordance with this Section 6 shall be the “Termination Date”. If a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement, any subsequent purported termination by the Company of the Executive’s employment by the Company, or any subsequent purported determination by the Company of the Executive’s Disability, shall be ineffective unless that termination or determination shall have been communicated by the Company to the Executive by notice that meets the requirements of the foregoing provisions of this Section 6 and the provisions of Section 9.

Section 7. Benefits Payable on Change in Control and Termination. (a) If (x) a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement, and (y) the Executive’s employment by the Company is terminated (whether by the Executive or the Company or automatically as provided in Section 3) after the occurrence of that Change in Control of the Company, the Executive shall be entitled to the following benefits:
(i) If the Executive’s employment by the Company is terminated (x) by the Company as a result of the occurrence of an Event of Termination for Cause, or (y) by the Executive before the occurrence of an Event of Termination for Good Reason, then the Company shall pay to the Executive the Base Salary accrued through the Termination Date but not previously paid to the Executive, and the Executive shall be entitled to any other amounts or benefits provided under any plan, policy, practice, program, contract or arrangement of or with the Company, including, but not limited to, the Basic Benefit Plans and the Other Benefit Plans, which shall be governed by the terms thereof (except as explicitly modified by this Agreement).
(ii) If the Executive’s employment by the Company is automatically terminated as a result of the Executive’s death or the Executive’s Disability, then (x) the Company shall pay to the Executive the Base Salary accrued through the date of the occurrence of that event but not previously paid to the Executive, and (y) the Executive shall be entitled to any other amounts or benefits provided under any plan, policy, practice, program, contract or arrangement of or with the Company, including, but not limited to, the Basic Benefit Plans and the Other Benefit Plans, which shall be governed by the terms thereof (except as explicitly modified by this Agreement).
(iii) If the Executive’s employment by the Company is terminated (x) by the Company otherwise than as a result of the occurrence of an Event of Termination for Cause, or (y) by the Executive after the occurrence of an Event of Termination for Good Reason, then the Executive shall be entitled to the following:
(1) the Company shall pay to the Executive the Base Salary and compensation for earned but unused vacation time accrued through the Termination Date but not previously paid to the Executive;

(2) the Company shall pay to the Executive an amount equal to the product of (A) the greater of (I) the Executive’s target performance bonus for the Fiscal Year in which the Termination Date occurs and (II) the Executive’s performance bonus for the Fiscal Year preceding the Fiscal Year in which the Termination Date occurs (including any deferred portion thereof) (the greater of the amounts described in clauses (I) and (II) of this Section 7(a)(iii)(2)(A) being referred to herein as the “Highest Bonus”), and (B) a fraction, the numerator of which is the number of days in the current Fiscal Year through the Termination Date and the denominator of which is 365;
(3) the Company shall pay to the Executive, as a lump sum, an amount (the “Severance Payment”) equal to                      times the sum of:
(A) the amount (including any deferred portion thereof) of the Base Salary that would have been paid to the Executive during the Fiscal Year in which the Termination Date occurs based on the assumption that the Executive’s employment by the Company had continued throughout that Fiscal Year at the Base Salary rate in effect in the Fiscal Year in which the Termination Date occurs, or in the immediately preceding Fiscal Year, whichever is higher;
(B) the amount of the Highest Bonus;
(4) the Company (at its sole expense) shall take the following actions:
(A) throughout the Relevant Period, the Company shall maintain in effect, and not materially reduce the benefits provided by, each of the Other Benefit Plans in which the Executive was a participant immediately before the Termination Date; and
(B) the Company shall arrange for the Executive’s uninterrupted participation throughout the Relevant Period in each of such Other Benefit Plans, provided that if the Executive’s participation after the Termination Date in any such Other Benefit Plan is not permitted by the terms of that Other Benefit Plan, then throughout the Relevant Period, the Company (at its sole expense) shall provide the Executive with substantially the same benefits that were provided to the Executive by that Other Benefit Plan immediately before the Termination Date; and
(5) the Executive shall be entitled to any other amounts or benefits provided under any plan, policy, practice, program, contract or arrangement of or with the Company, including, but not limited to, the Basic Benefit Plans and the Other Benefit Plans, which shall be governed by the terms thereof (except as explicitly modified by this Agreement).

(b) Each payment required to be made to the Executive pursuant to the foregoing provisions of this Section 7(a) above (i) shall be made by check drawn on an account of the Company at a bank located in the United States of America, and (ii) shall be paid (x) if the Executive’s employment by the Company was terminated as a result of the Executive’s death or the Executive’s Disability, not more than thirty (30) days immediately following the date of the occurrence of that event, and (y) if the Executive’s employment by the Company was terminated for any other reason, on the Termination Payment Date.
(c) The following shall occur immediately upon the occurrence of a Change in Control of the Company:
(i) all options to acquire Voting Stock and all stock appreciation rights pertaining to Voting Stock held by the Executive immediately prior to a Change in Control of the Company shall become fully exercisable, regardless of whether or not the vesting conditions set forth in the relevant stock option agreements have been satisfied in full; and
(ii) all restrictions on any restricted Voting Stock granted to the Executive prior to a Change in Control of the Company shall be removed and the stock shall be freely transferable, regardless of whether the conditions set forth in the relevant restricted stock agreements have been satisfied in full.
Section 8. Successors. If a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement,
(i) the Company shall not, directly or indirectly, consolidate with, merge into or sell or otherwise transfer its assets as an entirety or substantially as an entirety to, any person, or permit any person to consolidate with or merge into the Company, unless immediately after such consolidation, merger, sale or transfer, the Successor shall have assumed in writing the Company’s obligations under this Agreement; and
(ii) not fewer than ten (10) days before the consummation of any consolidation of the Company with, merger by the Company into, or sale or other transfer by the Company of its assets as an entirety or substantially as an entirety to, any person, the Company shall give the Executive notice of that proposed transaction.
Section 9. Notice. Notices required or permitted to be given by either party pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the other party or when deposited with the United States Postal Service as certified or registered mail with postage prepaid and addressed:
(i) if to the Executive, at the Executive’s address last shown on the Company’s records, and
(ii) if to the Company, at 1900 West Loop West, Suite 1500, Houston, Texas 77027, directed to the attention of the Chief Financial Officer.

or, in either case, to such other address as the party to whom or which such notice is to be given shall have specified by notice given to the other party.
Section 10. Withholding Taxes. The Company may withhold from all payments to be paid to the Executive pursuant to this Agreement all taxes that, by applicable federal or state law, the Company is required to so withhold.
Section 11. Certain Additional Payments by the Company.
(a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by, or benefit from, the Company or any of its Affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (any such payments, distributions or benefits being individually referred to herein as a “Payment,” and any two or more of such payments, distributions or benefits being referred to herein as “Payments”), would be subject to the excise tax imposed by Section 4999 of the Code (such excise tax, together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such excise tax, and any interest in respect of such penalties, additions to tax or additional amounts, being collectively referred herein to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment or payments (individually referred to herein as a “Gross-Up Payment” and any two or more of such additional payments being referred to herein as “Gross-Up Payments”) in an amount such that after payment by the Executive of all taxes (as defined in Section 11(k)) imposed upon the Gross-Up Payment, the Executive retains an amount of such Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The purpose of this Section 11 and the intent of the parties to this Agreement is to place the Executive in the same economic position the Executive would have been in had no Excise Tax been imposed with respect to the Payments.
(b) Subject to the provisions of Section 11(c) through (i), any determination (individually, a “Determination”) required to be made under this Section 11(b), including whether a Gross-Up Payment is required and the amount of such Gross-Up Payment, shall initially be made, at the Company’s expense, by nationally recognized tax counsel mutually acceptable to the Company and the Executive (“Tax Counsel”). Tax Counsel shall provide detailed supporting legal authorities, calculations, and documentation both to the Company and the Executive within 15 business days of the termination of the Executive’s employment, if applicable, or such other time or times as is reasonably requested by the Company or the Executive. If Tax Counsel makes the initial Determination that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such Payment or Payments. The Executive shall have the right to dispute any Determination (a “Dispute”) within 15 business days after delivery of Tax Counsel’s opinion with respect to such Determination. The Gross-Up Payment, if any, as determined pursuant to such Determination shall, at the Company’s expense, be paid by the Company to the Executive within five business days of the Executive’s receipt of such Determination. The existence of a Dispute shall not in any way affect the Executive’s right to receive the Gross-Up Payment in accordance with such Determination. If there is no Dispute, such Determination shall be binding, final and conclusive upon the Company and the Executive, subject in all respects, however, to the provisions of Section 11(c) through (i) below. As a result of the uncertainty in the application of Sections 4999 and 280G of the Code, it is possible that Gross-Up Payments (or portions thereof) which will not have been made by the Company should have been made (“Underpayment”), and if upon any reasonable written request from the Executive or the Company to Tax Counsel, or upon Tax Counsel’s own initiative, Tax Counsel, at the Company’s expense, thereafter determines that the Executive is required to make a payment of any Excise Tax or any additional Excise Tax, as the case may be, Tax Counsel shall, at the Company’s expense, determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to the Executive.

(c) The Company shall defend, hold harmless, and indemnify the Executive on a fully grossed-up after tax basis from and against any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgements, settlements, costs and expenses (including reasonable attorneys’, accountants’, and experts’ fees and expenses) with respect to any tax liability of the Executive resulting from any Final Determination (as defined in Section 11(j)) that any Payment is subject to the Excise Tax.
(d) If a party hereto receives any written or oral communication with respect to any question, adjustment, assessment or pending or threatened audit, examination, investigation or administrative, court or other proceeding which, if pursued successfully, could result in or give rise to a claim by the Executive against the Company under this Section 11 (“Claim”), including, but not limited to, a claim for indemnification of the Executive by the Company under Section 11(c), then such party shall promptly notify the other party hereto in writing of such Claim (“Tax Claim Notice”).
(e) If a Claim is asserted against the Executive (“Executive Claim”), the Executive shall take or cause to be taken such action in connection with contesting such Executive Claim as the Company shall reasonably request in writing from time to time, including the retention of counsel and experts as are reasonably designated by the Company (it being understood and agreed by the parties hereto that the terms of any such retention shall expressly provide that the Company shall be solely responsible for the payment of any and all fees and disbursements of such counsel and any experts) and the execution of powers of attorney, provided that:
(i) within 30 calendar days after the Company receives or delivers, as the case may be, the Tax Claim Notice relating to such Executive Claim (or such earlier date that any payment of the taxes claimed is due from the Executive, but in no event sooner than five calendar days after the Company receives or delivers such Tax Claim Notice), the Company shall have notified the Executive in writing (“Election Notice”) that the Company does not dispute its obligations (including, but not limited to, its indemnity obligations) under this Agreement and that the Company elects to contest, and to control the defense or prosecution of, such Executive Claim at the Company’s sole risk and sole cost and expense; and
(ii) the Company shall have advanced to the Executive on an interest-free basis, the total amount of the tax claimed in order for the Executive, at the Company’s request, to pay or cause to be paid the tax claimed, file a claim for refund of such tax and, subject to the provisions of the last sentence of Section 11(g), sue for a refund of such tax if such claim for refund is disallowed by the appropriate taxing authority (it being understood and agreed by the parties hereto that the Company shall only be entitled to sue for a refund and the Company shall not be entitled to initiate any proceeding in, for example, United States Tax Court) and shall indemnify and hold the Executive harmless, on a fully grossed-up after tax basis, from any tax imposed with respect to such advance or with respect to any imputed income with respect to such advance; and
(iii) the Company shall reimburse the Executive for any and all costs and expenses resulting from any such request by the Company and shall indemnify and hold the Executive harmless, on fully grossed-up after-tax basis, from any tax imposed as a result of such reimbursement.

(f) Subject to the provisions of Section 11(e) hereof, the Company shall have the right to defend or prosecute, at the sole cost, expense and risk of the Company, such Executive Claim by all appropriate proceedings, which proceedings shall be defended or prosecuted diligently by the Company to a Final Determination; provided, however, that (i) the Company shall not, without the Executive’s prior written consent, enter into any compromise or settlement of such Executive Claim that would adversely affect the Executive, (ii) any request from the Company to the Executive regarding any extension of the statute of limitations relating to assessment, payment, or collection of taxes for the taxable year of the Executive with respect to which the contested issues involved in, and amount of, the Executive Claim relate is limited solely to such contested issues and amount, and (iii) the Company’s control of any contest or proceeding shall be limited to issues with respect to the Executive Claim and the Executive shall be entitled to settle or contest, in his sole and absolute discretion, any other issue raised by the Internal Revenue Service or any other taxing authority. So long as the Company is diligently defending or prosecuting such Executive Claim, the Executive shall provide or cause to be provided to the Company any information reasonably requested by the Company that relates to such Executive Claim, and shall otherwise cooperate with the Company and its representatives in good faith in order to contest effectively such Executive Claim. The Company shall keep the Executive informed of all developments and events relating to any such Executive Claim (including, without limitation, providing to the Executive copies of all written materials pertaining to any such Executive Claim), and the Executive or his authorized representatives shall be entitled, at the Executive’s expense, to participate in all conferences, meetings and proceedings relating to any such Executive Claim.
(g) If, after actual receipt by the Executive of an amount of a tax claimed (pursuant to an Executive Claim) that has been advanced by the Company pursuant to Section 11(e)(ii) hereof, the extent of the liability of the Company hereunder with respect to such tax claimed has been established by a Final Determination, the Executive shall promptly pay or cause to be paid to the Company any refund actually received by, or actually credited to, the Executive with respect to such tax (together with any interest paid or credited thereon by the taxing authority and any recovery of legal fees from such taxing authority related thereto), except to the extent that any amounts are then due and payable by the Company to the Executive, whether under the provisions of this Agreement or otherwise. If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 11(e)(ii), a determination is made by the Internal Revenue Service or other appropriate taxing authority that the Executive shall not be entitled to any refund with respect to such tax claimed and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of any Gross-Up Payments and other payments required to be paid hereunder.
(h) With respect to any Executive Claim, if the Company fails to deliver an Election Notice to the Executive within the period provided in Section 11(e)(i) hereof or, after delivery of such Election Notice, the Company fails to comply with the provisions of Section 11(e)(ii) and (iii) and (f) hereof, then the Executive shall at any time thereafter have the right (but not the obligation), at his election and in his sole and absolute discretion, to defend or prosecute, at the sole cost, expense and risk of the Company, such Executive Claim. The Executive shall have full control of such defense or prosecution and such proceedings, including any settlement or compromise thereof. If requested by the Executive, the Company shall cooperate, and shall cause its Affiliates to cooperate, in good faith with the Executive and his authorized representatives in order to contest effectively such Executive Claim. The Company may attend, but not participate in or control, any defense, prosecution, settlement or compromise of any Executive Claim controlled by the Executive pursuant to this Section 11(h) and shall bear its own costs and expenses with respect thereto. In the case of any Executive Claim that is defended or prosecuted by the Executive, the Executive shall, from time to time, be entitled to current payment, on a fully grossed-up after tax basis, from the Company with respect to costs and expenses incurred by the Executive in connection with such defense or prosecution.

(i) In the case of any Executive Claim that is defended or prosecuted to a Final Determination pursuant to the terms of this Section 11(i), the Company shall pay, on a fully grossed-up after tax basis, to the Executive in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Executive Claim that have not theretofore been paid by the Company to the Executive, together with the costs and expenses, on a fully grossed-up after tax basis, incurred in connection therewith that have not theretofore been paid by the Company to the Executive, within ten calendar days after such Final Determination. In the case of any Executive Claim not covered by the preceding sentence, the Company shall pay, on a fully grossed-up after tax basis, to the Executive in immediately available funds the full amount of any taxes arising or resulting from or incurred in connection with such Executive Claim at least ten calendar days before the date payment of such taxes is due from the Executive, except where payment of such taxes is sooner required under the provisions of this Section 11(i), in which case payment of such taxes (and payment, on a fully grossed-up after tax basis, of any costs and expenses required to be paid under this Section 11(i) shall be made within the time and in the manner otherwise provided in this Section 11(i).
(j) For purposes of this Agreement, the term “Final Determination” shall mean (A) a decision, judgment, decree or other order by a court or other tribunal with appropriate jurisdiction, which has become final and non-appealable; (B) a final and binding settlement or compromise with an administrative agency with appropriate jurisdiction, including, but not limited to, a closing agreement under Section 7121 of the Code; (C) any disallowance of a claim for refund or credit in respect to an overpayment of tax unless a suit is filed on a timely basis; or (D) any final disposition by reason of the expiration of all applicable statutes of limitations.
(k) For purposes of this Agreement, the terms “tax” and “taxes” mean any and all taxes of any kind whatsoever (including, but not limited to, any and all Excise Taxes, income taxes, and employment taxes), together with any interest thereon, any penalties, additions to tax, or additional amounts with respect to such taxes and any interest in respect of such penalties, additions to tax, or additional amounts.
(l) If any additional payment required pursuant to this Section 11 is determined by the Board (or its delegate) to be subject to section 409A of the Code, such payment shall be made as follows:
(i) if such payment is made or deemed made due to a Change in Control (i.e., such payment or deemed payment is made without taking into account Executive’s termination of employment), then the Company shall pay such payment on the date of the Change in Control or, if later, as soon as administratively practicable following the Tax Counsel’s Determination described in Section 11(a);
(ii) if such payment is made on or after, and due to, Executive’s termination of employment, then the Company shall pay such payment incurred during the Six-Month Delay Period in a lump sum on the Termination Payment Date, and for each calendar month thereafter in which such a payment becomes due in monthly installments on the corresponding Termination Payment Date(s) (i.e., the last business day of the calendar month following the month such payment becomes due);
(iii) if such payment is due pursuant to Section 11(e), then the Company shall pay such payment no later than March 15th of the calendar year following the calendar year in which the Executive Claim, as reflected by Executive’s receipt of a claim by the Internal Revenue Service, is received by Executive; and
(iv) notwithstanding Sections 11(l)(i) or (ii), if a payment due under Section 11 is paid pursuant to Section 11(b) or (c), such payment will be considered a distribution payable on the date of the Change in Control or the Executive’s Termination Date, respectively, as permitted under Section 409A and proposed Treasury Regulation § 1.409-3(d) (because such payment was not administratively practicable due to events beyond the control of the Executive) and, as such, shall be made as soon as administratively practicable (but in no event shall it be made later than the end of the first calendar year in which the payment becomes administratively practicable).

Section 12. Expenses of Enforcement. If a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement, then, upon demand by the Executive made to the Company, the Company shall reimburse the Executive for the reasonable expenses (including attorneys’ fees and expenses) incurred by the Executive in enforcing or seeking to enforce the payment of any amount or other benefit to which the Executive shall have become entitled pursuant to this Agreement, including those incurred in connection with any arbitration initiated pursuant to Section 20. To the extent that any such reimbursement would be subject to the Excise Tax, then the Executive shall be entitled to receive Gross-Up Payments in an amount such that after payment by the Executive of all taxes imposed on such Gross-Up Payments, the Executive retains an amount equal to the Excise Tax imposed upon the reimbursement, and the other provisions of Section 11 hereof shall also apply to such circumstance unless the context thereof otherwise indicates.
Section 13. Employment by Wholly Owned Entities. If, at or after the Effective Date, the Executive is or becomes an Executive of one or more corporations, partnerships, limited liability companies or other entities that are, directly or indirectly, wholly owned by the Company (“Wholly Owned Entities”), references in this Agreement to the Executive’s employment by the Company shall include the Executive’s employment by any such Wholly Owned Entity.
Section 14. No Obligation to Mitigate; No Rights of Offset.
(a) The Executive shall not be required to mitigate the amount of any payment or other benefit required to be paid to the Executive pursuant to this Agreement, whether by seeking other employment or otherwise, nor shall the amount of any such payment or other benefit be reduced on account of any compensation earned by the Executive as a result of employment by another person.
(b) The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.
Section 15. Amendment and Waiver. No provision of this Agreement may be amended or waived (whether by act or course of conduct or omission or otherwise) unless that amendment or waiver is by written instrument signed by the parties hereto. No waiver by either party of any breach of this Agreement shall be deemed a waiver of any other or subsequent breach.
Section 16. Governing Law. The validity, interpretation, construction and enforceability of this Agreement shall be governed by the laws of the State of Texas.
Section 17. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
Section 18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute the same instrument.
Section 19. Assignment; Binding Effect. This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representative. This Agreement shall be binding upon any Successor. The Company may not assign any of its obligations under this Agreement unless (i) such assignment is to a Successor and (ii) the requirements of Section 8 are fulfilled.

Section 20. Arbitration. Except as otherwise explicitly provided in Section 11, any dispute between the parties arising out of this Agreement, whether as to this Agreement’s construction, interpretation or enforceability or as to any party’s breach or alleged breach of any provision of this Agreement, shall be submitted to arbitration in accordance with the following procedures:
(i) Either party may demand such arbitration by giving notice of that demand to the other party. The notice shall state (x) the matter in controversy, and (y) the name of the arbitrator selected by the party giving the notice.
(ii) Not more than 15 days after such notice is given, the other party shall give notice to the party who demanded arbitration of the name of the arbitrator selected by the other party. If the other party shall fail to timely give such notice, the arbitrator that the other party was entitled to select shall be named by the Arbitration Committee of the American Arbitration Association. Not more than 15 days after the second arbitrator is so named, the two arbitrators shall select a third arbitrator. If the two arbitrators shall fail to timely select a third arbitrator, the third arbitrator shall be named by the Arbitration Committee of the American Arbitration Association.
(iii) The dispute shall be arbitrated at a hearing that shall be concluded within ten days immediately following the date the dispute is submitted to arbitration unless a majority of the arbitrators shall elect to extend the period of arbitration. Any award made by a majority of the arbitrators (x) shall be made within ten days following the conclusion of the arbitration hearing, (y) shall be conclusive and binding on the parties, and (z) may be made the subject of a judgment of any court having jurisdiction.
(iv) All expenses of the arbitration shall be borne by the Company.
The agreement of the parties contained in the foregoing provisions of this Section 20 shall be a complete defense to any action, suit or other proceeding instituted in any court or before any administrative tribunal with respect to any dispute between the parties arising out of this Agreement.
Section 21. Interpretation.
(a) As used in this Agreement, the following terms and phrases have the indicated meanings:
(i) “Affiliate” and “Affiliates” mean, when used with respect to any entity, individual, or other person, any other entity, individual, or other person which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with such entity, individual or person.
(ii) “Base Salary” has the meaning assigned to that term in Section 5.
(iii) “Basic Benefit Plans” has the meaning assigned to that term in Section 5.
(iv) “Benchmark Bonus” has the meaning assigned to that term in Section 5.
(v) “Board of Directors” means the Board of Directors of the Company.

(vi) “Business Combination” has the meaning assigned to that term in Section 2.
(vii) “Change in Control of the Company” has the meaning assigned to that phrase in Section 2.
(viii) “Claim” has the meaning assigned to such term in Section 11.
(ix) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
(x) “Commission” means the United States Securities and Exchange Commission or any successor agency.
(xi) “Company” has the meaning assigned to that term in the preamble to this Agreement. The term “Company” shall also include any Successor, whether the liability of such Successor under this Agreement is established by contract or occurs by operation of law.
(xii) “ Covered Person” has the meaning assigned to that term in Section 2.
(xiii) “Determination” has the meaning assigned to that term in Section 11.
(xiv) “Dispute” has the meaning assigned to that term in Section 11.
(xv) “Effective Date” means August 26, 2003.
(xvi) “Election Notice” has the meaning assigned to such term in Section 11.
(xvii) “Executive” has the meaning assigned to such term in the preamble to this Agreement.
(xviii) “Executive Claim” has the meaning assigned to such term in Section 11.
(xix) “Executive’s Disability” means:
(A) if no Change in Control of the Company shall have occurred before the date of determination, the physical or mental disability of the Executive determined in accordance with the disability policy of the Company at the time in effect and generally applicable to its salaried Executives; and
(B) if a Change in Control of the Company shall have occurred at that date, the physical or mental disability of the Executive determined in accordance with the disability policy of the Company in effect immediately before the occurrence of the first Change in Control of the Company and generally applicable to its salaried Executives.

The Executive’s Disability, and the automatic termination of the Executive’s employment by the Company by reason of the Executive’s Disability, shall be deemed to have occurred on the date of determination, provided that if (1) a Change in Control of the Company shall have occurred before the expiration of the term of this Agreement, (2) the Company shall have subsequently given notice pursuant to Section 6 of the Company’s determination of the Executive’s Disability, and (3) the Executive shall have given notice to the Company that the Executive disagrees with that determination, then (A) whether the Executive’s Disability shall have occurred shall be submitted to arbitration pursuant to Section 20, and (B) if a majority of the arbitrators decide that the Executive’s Disability had not occurred, at the date of determination by the Company, then (I) the Executive’s Disability, and the automatic termination of the Executive’s employment by the Company by reason of the Executive’s Disability, shall be deemed not to have occurred, and (II) on demand by the Executive made to the Company, the Company shall reimburse the Executive for the reasonable expenses (including attorneys’ fees and expenses) incurred by the Executive in obtaining that decision.
(xx) “Event of Termination for Good Reason” has the meaning assigned to that phrase in Section 5.
(xxi) “Event of Termination for Cause” has the meaning assigned to that phrase in Section 4.
(xxii) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(xxiii) “Excise Tax” has the meaning assigned to that term in Section 11.
(xxiv) “Expiration Date” has the meaning assigned to that term in Section 3.
(xxv) “Final Determination” has the meaning assigned to such term in Section 11.
(xxvi) “Fiscal Year” means the fiscal year of the Company.
(xxvii) “Gross-Up Payment” has the meaning assigned to that term in Section 11.
(xxviii) “Other Benefit Plan” means any employee welfare benefit plan (within the meaning of section 3(1) of the Employee Retirement Income Security Act of 1974, as amended) maintained by the Company.
(xxix) “Outstanding Company Common Stock” has the meaning assigned to that term in Section 2.
(xxx) “Outstanding Company Voting Securities” has the meaning assigned to that term in Section 2.
(xxxi) “Payment” has the meaning assigned to that term in Section 11.
(xxxii) “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, limited partnership, limited liability company, trust, unincorporated organization, government, or agency or political subdivision of any government.
(xxxiii) “Relevant Period” means a period beginning on the Termination Date and ending on the first to occur of (x) the third anniversary of the Termination Date, or

(y) the date on which the Executive becomes employed on a full-time basis by another person.
(xxxiv) “Severance Payment” has the meaning assigned to that term in Section 7.
(xxxv) “Successor” means a person with or into which the Company shall have been merged or consolidated or to which the Company shall have transferred its assets as an entirety or substantially as an entirety.
(xxxvi) “Tax” has the meaning assigned to that term in Section 11.
(xxxvii) “Tax Claim Notice” has the meaning assigned to that term in Section 11.
(xxxviii) “Tax Counsel” has the meaning assigned to that term in Section 11.
(xxxix) “Termination Date” has the meaning assigned to that term in Section 6.
(xl) “Termination Payment Date” means
(A) if the Board (or its delegate) determines in its sole discretion that as of the Termination Date, other than a termination due to death or Disability, the Executive is a specified employee (as defined in section 409A(a)(2)(B)(i) of the Code, and Department of Treasury regulations and other interpretive guidance issued thereunder) as of such date (a “Specified Employee”) and that section 409A of the Code applies with respect to a portion of the payments hereunder, then with respect to such portion, the first business day following the six-month anniversary of the Termination Date or
(B) if the Board (or its delegate) determines in its sole discretion that as of the Termination Date, other than a termination due to death or Disability, the Executive is not a Specified Employee as of such date or that section 409A of the Code does not apply with respect to a portion of the payments hereunder, then with respect to such portion, not more than ten (10) days immediately following the Termination Date and
With respect to any amount payable to or on behalf of the Executive under a welfare or benefit plan program of the Company, including but not limited to a Basic Benefit Plan or Other Benefit Plan, then any amount payable to or on behalf of the Executive under such plan or program that is payable for any calendar month during the Relevant Period shall be paid in monthly installments on the last business day of the calendar month following such month.
If the Board (or its delegate) determines in its sole discretion that as of the Termination Date, other than a termination due to death or Disability, the Executive is a Specified Employee as of such date and that section 409A of the Code applies with respect to a portion of the payments hereunder, then with respect to such portion, the following rules shall apply:

(A) with respect to such portion that is payable to or on behalf of the Executive under a welfare or benefit plan program of the Company, including but not limited to a Basic Benefit Plan or Other Benefit Plan, then in lieu of such benefit(s) being provided during the period commencing on the Termination Date and ending on the six-month anniversary of such date (the “Six-Month Delay Period”), Executive and his dependents shall be eligible to participate in and may elect to receive continued coverage under the Company’s health plans in which he previously participated in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or any successor law during the Six-Month Delay Period, and the Company will reimburse Executive on the Termination Payment Date the total amount of COBRA premiums Executive paid during such period. After the expiration of the Six-Month Delay Period, for the remainder of the Relevant Period, the Corporation shall, at its expense, arrange for the Executive’s uninterrupted participation throughout the Relevant Period in each affected Other Benefit Plan or shall, at its expense, provide the Executive with substantially the same benefits that were provided to the Executive by that affected Other Benefit Plan immediately before the Termination Date; and.
(B) any such amount(s) payable during the Six-Month Delay Period, including but not limited to any payments under Section 11 or any reimbursements for COBRA coverage, shall be transferred to a rabbi trust (which shall be a rabbi trust previously created by the Company that contains other amounts of deferred compensation payable by the Company to the Executive or a rabbi trust created by the Company or its successor, on terms reasonably acceptable to the Executive) as soon as administratively feasible following the occurrence of an event giving rise to the Executive’s right to such payment, except to the extent such transfer would subject the Executive to penalties under the funding restriction provisions of Section 409A of the Code, as amended by the Pension Protection Act of 2006, and such amounts (together with earnings thereon determined in accordance with the terms of the trust agreement) shall be transferred from the trust to the Executive upon the earlier of (i) the expiration of the Six-Month Delay Period, or (ii) any other earlier date permitted under Section 409A of the Code.
(xli) “This Agreement” means this Change in Control Agreement as it may be amended from time to time in accordance with Section 15.
(xlii) “Underpayment” has the meaning assigned to that term in Section 11.
(xliii) “Wholly Owned Entities” has the meaning assigned to that term in Section 13.
(b) In the event of the enactment of any successor provision to any statute or rule cited in this Agreement, references in this Agreement to such statute or rule shall be to such successor provision.
(c) The headings of Sections of this Agreement shall not control the meaning or interpretation of this Agreement.
(d) References in this Agreement to any Section are to the corresponding Section of this Agreement unless the context otherwise indicates.

(e) This Agreement is intended to meet the requirements of section 409A of the Code and shall be administered, construed and interpreted in a manner that is intended to meet those requirements. To the extent that the provision of a benefit or payment under the Agreement is subject to section 409A of the Code, except as the Company and Executive otherwise determine in writing, the provision or payment shall be provided or paid in a manner that will meet the requirements of section 409A of the Code, including regulations or other guidance issued with respect thereto, such that the provisions or payment shall not be subject to the excise tax or interest applicable under section 409A of the Code. Any provision of this Agreement that would cause the provision or payment to fail to satisfy section 409A of the Code shall be amended to comply with section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under section 409A of the Code. In the event additional regulations or other guidance is issued under section 409A of the Code or a court of competent jurisdiction provides additional authority concerning the application of section 409A of the Code with respect to the distributions under the Agreement, then the provisions of the Agreement regarding distributions shall be automatically amended to permit such distributions to be made at the earliest time permitted under such additional regulations, guidance or authority that is practicable and achieves the intent of the Agreement prior to its amendment to comply with section 409A of the Code.
In Witness Whereof, the Company and the Executive have executed this Agreement this       day of                                         , to be effective as of the date first written above.

QUANEX CORPORATION

By:

Name:
Title

EXECUTIVE

Name: